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                                                                     EXHIBIT 4.2

                              DATED 17th May 2001
                              -------------------


                               ORC Holdings, Ltd


                                      and


                         ORC Employee Trustees Limited


                       _________________________________

                                  TRUST DEED
                             Re. ORC INTERNATIONAL
                         EMPLOYEE SHARE OWNERSHIP PLAN
                             (with Rules attached)

                       _________________________________
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                                       2



TRUST DEED


This deed is made on 17th May 2001

between

                              ORC Holdings, Ltd (company number 3226024)("the Company")


                              and

                              ORC Employee Trustees Limited (company number 4211200) ("the Trustee").


1.   PURPOSE

     The purpose of this Deed is to establish a trust for the employee share ownership plan known as ORC International Employee Share Ownership Plan ("the Plan") which satisfies Schedule 8 Finance Act 2000. The Trustee has agreed to be the first trustee for the purposes of the Plan.

2.   STATUS

     The Plan consists of this Deed and the attached rules and Appendices. The definitions in the rules apply to this Deed. The Company shall from time to time determine which of parts A to C of the Rules shall have effect. Where the Company determines that part B shall have effect it shall specify that there is to be an Accumulation Period of up to 12 months, which shall apply equally to all Qualifying Employees in the Plan.

3.   DECLARATION OF TRUST

3.1 The Company and the Trustee have agreed that all the Shares and other assets which are issued to or transferred to the Trustee are to be held on the trusts declared by this Deed, and subject to the terms of the Rules. When Shares or assets are transferred to the Trustee by the Company with the intention of being held as part of the Plan they shall be held upon the trusts and provisions of this Deed and the Rules.

3.2  The Trustee shall hold the Trust Fund upon the following trusts namely:

     (a) as to Shares which have not been awarded to Participants ("Unawarded Shares") upon trust during the Trust Period to allocate those Shares in accordance with the terms of this Deed and the Rules,
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                                       3

     (b) as to Shares which have been awarded to a Participant ("Plan Shares") upon trust for the benefit of that Participant on the terms and conditions set out in the Rules,

     (c) as to Partnership Share Money upon trust to purchase Shares for the benefit of the contributing Qualifying Employee in accordance with the Rules, and

     (d) as to other assets ("Surplus Assets") upon trust to use them to purchase further Shares to be held on the trusts declared in (a) above, at such time during the Trust Period and on such terms as the Trustee in its absolute discretion thinks fit.

3.3 The income of Unawarded Shares and Surplus Assets shall be accumulated by the Trustees and added to, and held upon the trusts applying to, Surplus Assets.

3.4 The income of Plan Shares and Partnership Share Money shall be dealt with in accordance with the Rules.

3.5 The perpetuity period in respect of the trusts and powers declared by this Deed and the Rules shall be the period of 80 years from the date of this Deed.

4.   NUMBER OF TRUSTEES

     Unless a corporate Trustee is appointed, there shall always be at least 2 Trustees. Where there is no corporate Trustee, and the number of Trustees falls below 2, the continuing Trustee has the power to act only to achieve the appointment of a new Trustee.

5.   INFORMATION

     The Trustees shall be entitled to rely on information supplied by the Company in respect of the eligibility of any person to become or remain a Participant in the Plan.

6.   RESIDENCE OF TRUSTEES

     Every Trustee shall be resident in the United Kingdom. The Company shall immediately remove any Trustee who ceases to be so resident and, if necessary, appoint a replacement.

7.   CHANGE OF TRUSTEES

     The Company has the power to appoint or remove any Trustee for any reason. The change of Trustee shall be effected by executing a deed. Any Trustee may resign on one month's notice given in writing to the Company, provided that there will be at least two Trustees or a corporate Trustee immediately after the retirement.
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                                       4

8.   INVESTMENT AND DEALING WITH TRUST ASSETS

8.1 Save as otherwise provided for by the Plan the Trustees shall not sell or otherwise dispose of Plan Shares.

8.2 The Trustees shall obey any directions given by a Participant in accordance with the Rules in relation to his Plan Shares and any rights and income relating to those Shares. In the absence of any such direction, or provision by the Plan, the Trustees shall take no action.

8.3 The Company and Participating Companies shall, as soon as practicable after deduction from Salary, pass the Partnership Share Money to the Trustees who will put the money into a non-interest bearing account with:

     (a)  an institution authorised under the Banking Act 1987;

     (b)  a building society; or

     (c)  a relevant European institution,

     until it is either used to acquire Partnership Shares on the Acquisition Date, or, in accordance with the Plan, returned to the individual from whose Salary the Partnership Share Money has been deducted.

8.4 The Trustees may either retain or sell Unawarded Shares at their absolute discretion. The proceeds of any sale of Unawarded Shares shall form part of Surplus Assets.

8.5 The Trustees shall have all the powers of investment of a beneficial owner in relation to Surplus Assets.

8.6 The Trustees shall not be under any liability to the Participating Companies or to current or former Qualifying Employees by reason of a failure to diversify investments, which results from the retention of Plan or Unawarded Shares.

8.7 The Trustees may delegate powers, duties or discretions to any persons and on any terms. No delegation made under this clause shall divest the Trustees of their responsibilities under this Deed or under the Schedule.

     The Trustees may allow any Shares to be registered in the name of an appointed nominee provided that such Shares shall be registered in a designated account. Such registration shall not divest the Trustees of their responsibilities under this Deed or the Schedule.
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                                       5

     The Trustees may at any time, and shall if the Company so directs, revoke any delegation made under this clause or require any Plan assets held by another person to be returned to the Trustees, or both.

9.   LOANS TO TRUSTEES

     The Trustees shall have the power to borrow money for the purpose of:

     (a)  acquiring Shares; and

     (b) paying any other expenses properly incurred by the Trustees in administering the Plan.

10.  SHARES FROM QUALIFYING SHARE OWNERSHIP TRUSTS

     Where Shares are transferred to the Trustees in accordance with paragraph 76 of the Schedule, they shall award such Shares only as Free and Matching Shares, and in priority to other available Shares.

11.  TRUSTEES' OBLIGATIONS UNDER THE PLAN

Notice of Award of Free and Matching Shares

11.1 As soon as practicable after Free and Matching Shares have been awarded to a Participant, the Trustees shall give the Participant a notice stating:

     (a)  the number and description of those Shares;

     (b)  their Initial Market Value on the date of Award; and

     (c)  the Holding Period applicable to them.

Notice of Award of Partnership Shares

11.2 As soon as practicable after any Partnership Shares have been acquired for a Participant, the Trustees shall give the Participant a notice stating:

     (a)  the number and description of those Shares;

     (b) the amount of money applied by the Trustees in acquiring those shares on behalf of the Participant; and

     (c)  the Market Value at the Acquisition Date.
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                                       6

Notice of any foreign tax deducted before dividend paid

11.3 Where any foreign cash dividend is received in respect of Plan Shares held on behalf of a Participant, the Trustees shall give the Participant notice of the amount of any foreign tax deducted from the dividend before it was paid.

Restrictions during the Holding Period

11.4 During the Holding Period the Trustees shall not dispose of any Free or Matching Shares (whether by transfer to the employee or otherwise) except as allowed by the following paragraphs of the Schedule, unless the participant has at that time ceased to be in Relevant Employment:

      (a)  paragraph 32 (power of Trustees to accept general offers etc.);

      (b) paragraph 72 (power of Trustees to raise funds to subscribe for rights issue);

      (c)  paragraph 73 (meeting PAYE obligations); and

      (d) paragraph 121(5) (termination of plan: early removal of shares with participant's consent).

PAYE Liability etc.

11.5 The Trustees may dispose of a Participant's Shares or accept a sum from the Participant in order to meet any PAYE liability in the circumstances provided in paragraph 95 of the Schedule (PAYE: shares ceasing to be subject to the plan).

      Where the Trustees receive a sum of money which constitutes a Capital Receipt in respect of which a Participant is chargeable to income tax under Schedule E, the Trustees shall pay to the employer a sum equal to that on which income tax is so payable.

      The Trustees shall maintain the records necessary to enable them to carry out their own PAYE obligations, and the PAYE obligations of the employer company so far as they relate to the Plan.

      Where the Participant becomes liable to income tax under Schedule E, Case V of Schedule D, or Schedule F by reason of any event, the Trustees shall inform the Participant of any facts which are relevant to determining that liability.

Money's worth received by Trustees

11.6 The Trustees shall pay over to the Participant as soon as is practicable, any money or money's worth received by them in respect of or by reference to any shares, other than new shares within paragraph 115 of the Schedule (company reconstructions).
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                                       7

      This is subject to:

      (a) the Trustees obligations under paragraphs 95 and 96 of the Schedule (PAYE: obligations to make payments to employer etc); and

      (b)  the Trustees' PAYE obligations.

General offers etc.

11.7 If any offer, compromise, arrangement or scheme is made which affects the Free Shares or Matching Shares the Trustees shall notify Participants. Each Participant may direct how the Trustees shall act in relation to that Participant's Plan Shares. In the absence of any direction, the Trustees shall take no action.

12.   POWER OF TRUSTEES TO RAISE FUNDS TO SUBSCRIBE FOR A RIGHTS ISSUE

      Only pursuant to a direction given by or on behalf of the Participant in respect of their Plan Shares the Trustees may dispose of some of the rights under a rights issue arising from those Shares to obtain enough funds to exercise the remaining rights.

      The rights referred to are the rights to buy additional shares or rights in the same company.

13.   POWER TO AGREE MARKET VALUE OF SHARES

      Where the Market Value of Shares falls to be determined for the purposes of the Schedule, the Trustees may agree with the Inland Revenue that it shall be determined by reference to such date or dates, or to an average of the values on a number of dates, as specified in the agreement.

14.   PERSONAL INTEREST OF TRUSTEES

      Trustees, and directors, officers or employees of a corporate Trustee, shall not be liable to account for any benefit accruing to them by virtue of their:

      (a)  participation in the Plan as a Qualifying Employee;

      (b) ownership, in a beneficial or fiduciary capacity, of any shares or other securities in any Participating Company;

      (c) being a director or employee of any Participating Company, being a creditor, or being in any other contractual relationship with any such Company.
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                                       8



15.  TRUSTEES' MEETINGS

     The Trustees shall hold meetings as often as is necessary for the administration of the Plan. There shall be at least two Trustees present at a meeting except where the sole Trustee is a corporate Trustee and the Trustees shall give due notice to all the Trustees of such a meeting. Decisions made at such a meeting by a majority of the Trustees present shall be binding on all the Trustees. A written resolution signed by all the Trustees shall have the same effect as a resolution passed at a meeting.

16.  SUBSIDIARY COMPANIES

     Any Subsidiary may with the agreement of the Company become a party to this Deed and the Plan by executing a Deed of Adherence in the form set out by the Schedule to this Deed and thereby agreeing to be bound by the Deed and Rules.

     Any company which ceases to be a Subsidiary shall cease to be a Participating Company.

17.  EXPENSES OF PLAN

     The Participating Companies shall meet the costs of the preparation and administration of this Plan.

18.  TRUSTEES' LIABILITY AND INDEMNITY

18.1 The Participating Companies shall jointly and severally indemnify each of the Trustees (except a remunerated Trustee) against any expenses and liabilities which are incurred through acting as a Trustee of the Plan and which cannot be recovered from the Trust Fund. This does not apply to expenses and liabilities which are incurred through fraud or wilful wrongdoing or are covered by insurance under clause 18.3.

18.2 No Trustee except a remunerated Trustee shall be personally liable for any breach of trust (other than through fraud or wilful wrongdoing) over and above the extent to which the Trustee is indemnified by the Participating Companies in accordance with clause 18.1 above.

18.3 A non-remunerated Trustee may insure the Plan against any loss caused by him or any of his employees, officers, agents or delegates. A non-remunerated Trustee may also insure himself and any of these persons against liability for breach of trust not involving fraud or wilful wrongdoing or negligence of the Trustee or the person concerned.

18.4 A Trustee who carries on a profession or business may charge for services rendered on a basis agreed with the Company. A firm or company in which a Trustee is interested or by which he is employed may also charge for services rendered on this basis.
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                                       9


19.  COVENANT BY THE PARTICIPATING COMPANIES

     The Participating Companies hereby jointly and severally covenant with the Trustees that they shall pay to the Trustees all sums which they are required to pay under the Rules and shall at all times comply with the Rules.

20.  ACCEPTANCE OF GIFTS

     The Trustees may accept gifts of Shares and other assets which shall be held upon the trusts declared by clause 3(1) or 3(4) as the case may be.

21.  TRUSTEES' LIEN

     The Trustees' lien over the Trust Fund in respect of liabilities incurred by them in the performance of their duties (including the repayment of borrowed money and tax liabilities) shall be enforceable subject to the following restrictions:

     (a) the Trustees shall not be entitled to resort to Partnership Share Money for the satisfaction of any of their liabilities; and

     (b) the Trustees shall not be entitled to resort to Plan Shares for the satisfaction of their liabilities except to the extent that this is permitted by the Plan.

22.  AMENDMENTS TO THE PLAN

     The Company may, with the Trustees' written consent, from time to time amend the Plan provided that:

     (a) no amendment which would adversely prejudice to a material extent the rights attaching to any Plan Shares awarded to or acquired by Participants may be made nor may any alteration be made giving to Participating Companies a beneficial interest in Plan Shares, and

     (b) if the Plan is approved by the Inland Revenue at the time of an amendment or addition, any amendment or addition to a "key feature" (as defined in paragraph 118(3)(a) of the Schedule) of the Plan shall not have effect unless and until the written approval of the Inland Revenue has been obtained in accordance with paragraph 4 of the Schedule.

23.  TERMINATION OF THE PLAN

23.1 The Plan shall terminate:

     (a) in accordance with a Plan Termination Notice issued by the Company to the Trustees under paragraph 120 of the Schedule, or
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                                       10

     (b)  if earlier, on the expiry of the Trust Period.

23.2 The Company shall immediately upon executing a Plan Termination Notice provide a copy of the notice to the Trustees, the Inland Revenue and each individual who has Plan Shares or who has entered into a Partnership Share Agreement which was in force immediately before the Plan Termination Notice was issued.

23.3 Upon the issue of a Plan Termination Notice or upon the expiry of the Trust Period paragraph 121 of the Schedule shall have effect.

23.4 Any Shares or other assets which remain undisposed of after the requirements of paragraph 121 of the Schedule have been complied with shall be held by the Trustees upon trust to pay or apply them to or for the benefit of the Participating Companies as at the termination date in such proportion, having regard to their respective contributions, as the Trustees shall in their absolute discretion think appropriate.



IN WITNESS whereof the parties have duly executed and delivered this Deed the day and year first before written.
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                                       11


                                   SCHEDULE


THIS DEED is made the [             ] 2001.


BETWEEN:

(1)  ORC Holdings, Ltd (company number 3226024) ("the Company").

(2) ORC Employee Trustees Limited (company number 4211200) ("the Trustee") which expression shall, where the context so admits, include its successors as trustees of the trust).

(3) the several companies whose names are listed in the Schedule to this Deed ("the Adhering Companies").


RECITALS

(A)  This Deed is supplemental to a Deed of [               ] 2001 made between
     the Company and the Trustee ("the Principal Deed") whereby the Company established the ORC International Employee Share Ownership Plan ("the Plan").

(B) Each of the Adhering Companies is a Subsidiary of and under the control of the Company within the meaning of the Plan.

(C) In pursuance of the power contained in Clause 16 of the Principal Deed, the Company has agreed that subject to their entering into this Deed the Adhering Companies may become Participating Companies within the meaning of the Plan.


THIS DEED PROVIDES as follows:

1. The definitions set out in the Principal Deed shall apply throughout this Deed.

2. The Company hereby agrees that the Adhering Companies shall be Participating Companies for the purposes of the Plan provided that any of the Adhering Companies shall be deemed not to be such a Participating Company as from the date it ceases to be a subsidiary of the Company (within the meaning of Section 144 of the Companies Act 1989) or under the control of the Company (within the meaning of Section 840 of the Income and Corporation Taxes Act 1988) or as from such other date as the Company may by deed declare.
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                                       12

3. Each of the Adhering Companies hereby covenants with the Company and with the Trustee that subject to the proviso to Clause 2 above it will observe and perform all covenants, conditions and provisions contained in the Principal Deed applicable to Participating Companies.


IN WITNESS whereof the parties have duly executed and delivered this Deed the day and year first before written.
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                                       13


                                   SCHEDULE


                            THE ADHERING COMPANIES


1.   ORC International Limited (company number 1088226)

2.   ORC European Information Centre Limited (company number 2673406)
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                                       14

Executed as a deed by
ORC Holdings, Ltd
acting by:

Director

Director/Secretary



Executed as a deed by
ORC Employee Trustees Limited
acting by:

Director

Director/Secretary



Executed as a deed by
O.R.C. International Ltd.
acting by:

Director

Director/Secretary



Executed as a deed by
ORC European Information Centre Limited
acting by:

Director

Director/Secretary



___________________________________________________________________________
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                                       15



Executed as a deed by
ORC Holdings, Ltd
acting by:

Director
/s/ Nigel Maxfield

Director
/s/ Trevor Robinson



Executed as a deed by
ORC Employee Trustees Limited
acting by:

Director
/s/ Nigel Maxfield

Director
/s/ Trevor Robinson